EXHIBIT 99.1

             Dell Completes Acquisition of ASAP Software

      Dell, ASAP Software to Simplify IT for Customers with Total
                          Software Solutions


    ROUND ROCK, Texas & BUFFALO GROVE, Ill.--(BUSINESS WIRE)--Nov. 12, 2007--Dell (NASDAQ:DELL) announced today that it has completed the acquisition of ASAP Software, a leading software solutions and licensing services provider and a former subsidiary of Corporate
Express.

    The acquisition will help simplify information technology by combining Dell's reach as a leading supplier of commercial technology and services and ASAP's expertise in software licensing and asset management. Dell is strengthening its software business by integrating ASAP's complementary expertise in managing software licensing, purchasing, renewals, and compliance.

    The purchase price was approximately $340 million.

    "The completion of this acquisition, which is strategically significant for Dell, represents another important step in our initiative to help our customers use technology to innovate and grow," said Paul Bell, president, Dell Americas. "We believe we have a unique and compelling offering for our customers and an opportunity to make a significant impact on the IT industry."

    The two companies will be combining to develop and implement customer-focused solutions designed to make technology more efficient, manageable and flexible. The acquisition of ASAP extends Dell's long-term initiative to simplify IT for customers by removing cost and complexity.

    In recent months, the company has announced several other initiatives to support IT simplification, including Dell On-Demand Desktop Streaming, which provides tighter security, easier manageability and better reliability in desktop environments, and Unified Communications, which helps customers reduce complexity and improve their productivity with myriad communications options. Dell's Data Center Solutions Division is addressing the unique needs of hyper-scale data centers for customers whose businesses rely on enterprise computing solutions. Additionally, Dell's recent acquisition of SilverBack Technologies, Inc., a service delivery platform provider, and announced plan to acquire EqualLogic, a leading provider of high-performance iSCSI storage area network (SAN) solutions, further underscore Dell's commitment to simplify IT.

    ASAP provides products and services to help corporations and government agencies evaluate, acquire, and manage IT assets. Its subsidiary, License Technologies Group, specializes in licensing and e-commerce services for software publishers and their partners.

    "Our expertise in software licensing solutions and our legacy of delivering a high level of customer satisfaction has been the foundation of our business," said Paul Jarvie, ASAP president. "We're excited about the opportunity to broaden our reach and to provide our unique capabilities to serve an expanded group of customers."

    Additional information on Dell's IT simplification efforts can be found at www.dell.com/simplify.

    About Dell

    Dell Inc. (NASDAQ:DELL) listens to customers and delivers innovative technology and services they trust and value. Uniquely enabled by its direct business model, Dell is a leading global systems and services company and No. 34 on the Fortune 500. For more information, visit www.dell.com, or to communicate directly with Dell via a variety of online channels, go to www.dell.com/conversations. To get Dell news direct, visit www.dell.com/RSS.

    CONTACT: Dell Inc., Round Rock
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